Exhibit 10.12
October 5, 2005
Mr. Randy Layton, Secretary’
Southern Iowa BioEnergy, LLC
207 North Main
Leon, IA 50144

RE:	Financial Assistance Program Awards
Award Date: September 15, 2005
Agreement #: 06-EZ-009
06-VAP-005
Dear Mr. Layton:
I am pleased to inform you that the Iowa Department of Economic Development has awarded Southern Iowa BioEnergy, LLC the following financial assistance for your project in Lamoni, Iowa:

Enterprise Zone (EZ) — estimated value	$3,371.774
Value-Added Agricultural Products and Processes Financial	$400,000
Assistance Program (VAAPFAP) [$300,000 Loan, $100,000 Forgivable Loan]
Attached you will find a Sales and Use Tax Refund informational sheet describing the required forms for the tax credit program. in a few weeks, our office will send you the necessary contract documents to finalize the terms and conditions of your company’s participation in these financial assistance award programs. The contract documents must be signed by authorized representatives of Southern Iowa BioEnergy. LLC, Decatur County, and IDED.
The Iowa Department of Economic Development looks forward to working with Southern Iowa BioEnergy, LLC and Decatur County on this important economic development project. We are very pleased that you have chosen to make such a significant investment in Iowa. Should you have any questions regarding this award please contact your project manager, Mike Fastenau at 515-242-4831.
Sincerely,

/s/Mary Lawyer
Mary Lawyer Director
ML/jc

cc:	The Honorable Jeff Angelo, State Senator
The Honorable Michael Reasoner, Slate Representative
Mr. Bill Morahl, Decatur County Development Corporation
Ms. Rebecca Layton, Decatur County Development Corporation
Mr. Alan Elefson, Decatur County Enterprise Zone Commission
IDED
IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT
Mary Lawyer, Acting Director • 200 East Grand Avenue, Des Moines, IA 50309 USA • Phone: 515-242-4700 • Fax: 515.242.4809 • www..iowalifechanging.com